UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2015

PRA Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	888-772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2015 Annual Meeting of Shareholders (the "Annual Meeting") of PRA Group, Inc. (the "Company") was held on May 29, 2015 at the Company's corporate headquarters in Norfolk, Virginia. As of April 4, 2015, the Record Date, approximately 48,300,553 shares of the Company's common stock were entitled to vote, of which, 43,771,592 shares were voted. Matters submitted at the Annual Meeting and the results thereof are as follows:
Proposal 1 - Election of directors for a three-year term to expire at the 2018 Annual Meeting:

Name	Votes For	Votes Withheld
Steven D. Fredrickson	34,558,963	4,239,717
Penelope Kyle	32,963,788	5,834,892
There were 4,972,912 broker non-votes.

Proposal 2 - Ratification of the appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2015:
Votes For/ Votes Against/ Abstain
43,396,690 / 346,914 / 27.988

Proposal 3 - Advisory vote on the Company's executive compensation:
Votes For/ Votes Against/ Abstain
38,072,694 / 623,067 / 102,919
There were 4,972,912 broker non-votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

June 1, 2015	By:	/s/ Keven P. Stevenson
Name: Kevin P. Stevenson
Title: EVP/CFO